Deloitte.

Deloitte AG
General Guisan-Quai 38
Postfach 2232
CH-8022 Zürich

Tel: +41 (0)44 421 60 00
Fax: +41 (0)44 421 66 00
www.deloitte.ch

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Zurich, Switzerland
May 12, 2009

Dear Sirs/Madams:

We have read Item 4.01 of Manas Petroleum Corporation's Form 8-K dated May 12, 2009, and have the following comments:

1. We agree with the statements made in the paragraphs numbered 3, 4 and 5.

2. We have no basis on which to agree or disagree with the statements made in the paragraphs numbered 1, 2 and 6.

Yours truly
Deloitte AG

Roland Müller   Caleb Patterson